                                                                        Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Freeport-McMoRan Copper & Gold Inc. pertaining to the Phelps Dodge Corporation 2003 Stock Option and Restricted Stock Plan and the Phelps Dodge Corporation 1998 Stock Option and Restricted Stock Plan and to the incorporation by reference therein of our reports dated February 26, 2007, with respect to the consolidated financial statements of Freeport-McMoRan Copper & Gold Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2006, Freeport-McMoRan Copper & Gold Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Freeport-McMoRan Copper & Gold Inc. and the related financial schedule included therein filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana
March 15, 2007